UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 14, 2023

ADAMIS PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 300 San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

(Former name or Former Address, if Changed Since Last Report.)

___________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADMP	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Securities Purchase Agreement

On March 14, 2023, Adamis Pharmaceuticals Corporation, a Delaware corporation (the “Company”, “we”, “our” or “us”), entered into a Securities Purchase Agreement (the “SPA”) with an investor (the “Purchaser”), providing for the purchase and sale of (i) an aggregate of 16,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a price of $0.125 per Share, (ii) a warrant to purchase up to an aggregate of 48,000,000 shares of our Common Stock at an exercise price of $0.138 per share (the “Common Stock Warrant”), and (iii) a prefunded warrant to purchase up to an aggregate of 7,500,000 shares of our Common Stock at a price of $0.1249 per share (the “Prefunded Warrant” and, collectively with the Common Stock Warrant, the “Warrants”), which represents the per share price for the Shares less the $0.0001 per share exercise price for the Prefunded Warrant, pursuant to a registration statement on Form S-3 (Registration No. 333-267365) that was filed with the Securities and Exchange Commission (the “SEC”) on September 9, 2022, and became effective on September 19, 2022, and the prospectus contained therein, as supplemented by the prospectus supplement, dated March 14, 2023 in a registered direct offering (the “Offering”). The Prefunded Warrant is immediately exercisable and will expire five years from the date of issuance. The Common Stock Warrant is exercisable on or after the six month and one day anniversary of the date of issuance and will expire five years and six months from the date of issuance.

The gross proceeds to us from the Offering are expected to be approximately $3.0 million, before deducting offering expenses. The Company intends to use the net proceeds from the Offering for general corporate purposes, which may include, without limitation, manufacturing, capital expenditures, the payment, repayment, refinancing, redemption or repurchase of existing or future indebtedness, obligations or capital stock, payment of obligations and liabilities, and working capital.

Pursuant to the terms of the SPA, the Company and its subsidiaries have agreed not to offer, sell, transfer or otherwise dispose of any shares of the Company’s Common Stock during the 90-day period following the closing date of the Offering, subject to certain exceptions.

The SPA contains customary representations, warranties and agreements of the Company and the Purchaser, customary conditions to closing and indemnification rights and obligations customary for transactions of this type. In addition, in connection with the SPA, the parties entered into a voting agreement pursuant to which the Purchaser agreed to vote the Shares, together with any additional shares of Common Stock beneficially owned by the Purchaser and its affiliates, in favor of certain matters. The provisions of the SPA, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the Company. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

Warrants

Duration and Exercise Price

The Common Stock Warrant will have an exercise price of $0.138 per share, will be exercisable on or after the six month and one day anniversary of the date of issuance and will expire five years and six months from the date of issuance. The Prefunded Warrant will be immediately exercisable and will expire five years from the date of issuance. If we fail to deliver any shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”), the Warrants (i) require us to make “buy-in” payments and (ii) subject us to certain degrees of liquidated damages for each $1,000 of Warrant Shares subject to such exercise. The exercise price and number of Warrant Shares issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the Common Stock.

 Exercisability

The Warrants will be exercisable, at the option of the holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of Warrant Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). The holder (together with its affiliates) may not exercise a Warrant to the extent that we do not have sufficient authorized but unissued shares of Common Stock to effect such exercise. In addition, the holder (together with its affiliates) may not exercise a (i) Common Stock Warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, up to 9.99%) of the outstanding Common Stock immediately after exercise (the “Beneficial Ownership Limitation”), except that upon at least 61 days’ prior written notice from the holder to us, the holder may increase the amount of the Beneficial Ownership Limitation up to 9.99%, as such ownership percentage is determined in accordance with the terms of the Common Stock Warrant, or (ii) Prefunded Warrant to the extent that the holder would own more than 9.99% of the outstanding Common Stock immediately after exercise. No fractional shares of Common Stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will pay the holder the cash value of any fractional shares otherwise issuable. If at the time of exercise of a Warrant, there is no effective registration statement registering the shares of Common Stock underlying the Warrant, such Warrant may be exercised on a cashless basis pursuant to its terms.

Cashless Exercise

If, at the time the holder exercises its Warrants, a registration statement registering, or a current prospectus available for, the resale of the Warrant Shares underlying the Warrants under the Securities Act of 1933, as amended, is not then effective or available, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of the Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding voting securities, the holder of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holder would have received had it exercised the Warrants immediately prior to such fundamental transaction. In addition, the holder of the Warrants has the right to require us or a successor entity to redeem the unexercised Warrants for the cash paid in the fundamental transaction in the amount receivable as a result of such fundamental transaction by the holder of the number of Warrant Shares for which the Warrants are exercisable immediately prior to such fundamental transaction.

Redemption Upon Change of Control

At the request of the holder following a change of control, the Company or the successor entity, as the case may be, shall purchase the Warrant from the holder for an amount in cash equal to the Black Scholes Value (as defined in the Warrant).

Transferability

Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Rights as a Stockholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of Common Stock, the holder of the Warrants does not have the rights or privileges of holders of our Common Stock, including any voting rights, until it exercises its Warrants.

The foregoing descriptions of the SPA, the Form of Common Stock Warrant and the Form of Prefunded Warrant are summaries of their material terms, do not purport to be complete, and are qualified in their entirety by reference to each of the Form of Common Stock Warrant, the Form of Prefunded Warrant and the SPA, copies of which are being filed as Exhibits 4.1, 4.2 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

A copy of the legal opinion and consent of Latham & Watkins LLP relating to the Offering is attached as Exhibit 5.1 hereto.

On March 14, 2023, the Company issued a press release announcing the Offering described above, a copy of which is attached hereto as Exhibit 99.1.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this report that do not relate to matters of historical fact should be considered forward-looking statements including, without limitation, statements regarding the anticipated amount of gross proceeds from the Offering and the intended use of such proceeds. These and other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, and the Company’s other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this report. Any forward-looking statements speak only as of the date of this report and are based on information available to the Company as of the date of this report, and the Company assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statement and Exhibits

(d)       Exhibits.

Exhibit No.	Description

4.1	Form of Common Stock Purchase Warrant
4.2	Form of Prefunded Common Stock Purchase Warrant
5.1	Opinion of Latham & Watkins, LLP
10.1	Form of Securities Purchase Agreement
23.1	Consent of Latham & Watkins, LLP (included in Exhibit 5.1)
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: March 14, 2023	By:	/s/ David C. Benedicto
	Name:	David C. Benedicto
	Title:	Chief Financial Officer